Exhibit 10.21

Form of Series A Preferred Stock Purchase Agreement, dated March 4, 2002 among Overstock.com, Inc., The Gordon S. Macklin Family Trust, Haverford Internet LLC, John J. Byrne Jr. and twelve other purchasers of Series A Preferred Stock as set forth below:

Purchaser	No. of Shares	Aggregate Purchase Price

The Gordon S. Macklin Family Trust	29,018	$200,000
Haverford Internet LLC	145,090	$1,000,000
John J. Byrne Jr.	145,090	$1,000,000
Contex Limited	72,545	$500,000
Rope Ferry Associates, Ltd.	145,090	$1,000,000
Others	421,779	$2,907,000

OVERSTOCK.COM, INC.

6322 South 3000 East, Suite 100
Salt Lake City, Utah 84121
T:  (801) 947-3100

F:  (801) 944-4629

FORM OF SERIES A PREFERRED STOCK PURCHASE AGREEMENT

March 4, 2002

TABLE OF CONTENTS

SECTION 1 Authorization and Sale of Series A Preferred Stock
1.1	Authorization
1.2	Sale and Issuance of Shares
SECTION 2 Closing Dates; Delivery
2.1	Closing
2.2	Delivery
SECTION 3 Representations and Warranties of the Company
3.1	Organization and Standing
3.2	Minute Books
3.3	Corporate Power
3.4	Subsidiaries
3.5	Capitalization
3.6	Authorization
3.7	Financial Statements
3.8	Changes
3.9	Material Obligations
3.10	Material Contracts
3.11	Intellectual Property
3.12	Title to Properties and Assets; Liens
3.13	Compliance
3.14	Litigation
3.15	Governmental Consent
3.16	Offering
3.17	Registration Rights
3.18	Brokers or Finders
3.19	Tax Returns and Payments
3.20	Employees
3.21	Employee Benefit Plans
3.22	Obligations to Related Parties
3.23	Insurance
3.24	Disclosure
3.25	Environmental and Safety Laws
3.26	Section 83(b) Elections
3.27	Permits
SECTION 4 Representations and Warranties of the Investors
4.1	No Registration
4.2	Investment Intent
4.3	Investment Experience
4.4	Speculative Nature of Investment

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4.5	Access to Data
4.6	Accredited Investor
4.7	Residency
4.8	Restriction on Resales
4.9	No Public Market
4.10	Authorization
4.11	Brokers or Finders
4.12	Legends
SECTION 5 Covenants of the Company
5.1	Invention Assignment Agreements
5.2	Authorized Number of Series A Preferred
SECTION 6 Conditions to Investors’ Obligations to Close
6.1	Representations and Warranties
6.2	Covenants
6.3	Compliance with Securities Laws
6.4	Articles of Amendment
6.5	Rights Agreement
6.6	Closing Deliverables
6.7	Consents and Waivers
6.8	Completion of Due Diligence
6.9	Proceedings and Documents
SECTION 7 Conditions to Company’s Obligation to Close
7.1	Representations and Warranties
7.2	Covenants
7.3	Compliance with Securities Laws
7.4	Articles of Amendment
7.5	Rights Agreement
7.6	Consents and Waivers
7.7	Proceedings and Documents
SECTION 8 Miscellaneous
8.1	Amendment
8.2	Notices
8.3	Governing Law
8.4	Brokers or Finders
8.5	Survival
8.6	Successors and Assigns
8.7	Entire Agreement
8.8	Delays or Omissions
8.9	Severability

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8.10	Counterparts
8.11	Telecopy Execution and Delivery
8.12	Jurisdiction; Venue
8.13	Jury Trial
8.14	Further Assurances
8.15	Exculpation Among Investors

SCHEDULES

I	Schedule of Investors
II	Schedule of Exceptions
III	Form of proprietary rights and confidentiality agreement to be executed by employees and consultants

EXHIBITS

A	Form of Articles of Amendment to the Amended and Restated Articles of Incorporation
B	Form of Investor Rights Agreement
C	Form of Articles of Incorporation
D	Form of Compliance Certificate
E	Form of Secretary’s Certificate

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OVERSTOCK.COM, INC.

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of March 4, 2002, by and among Overstock.com, Inc., a Utah corporation (the “Company”), and each of the persons and entities listed on the Schedule of Investors attached hereto as Schedule I (each, an “Investor” and collectively, the “Investors”).

SECTION 1

Authorization and Sale of Series A Preferred Stock

1.1          Authorization.  The Company will, prior to the Closing (as defined below), authorize (i) the sale and issuance of up to 30,838,816 shares (the “Shares”) of the Company’s Series A Preferred Stock, without par value (the “Series A Preferred”), having the rights, privileges, preferences and restrictions set forth in the Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company in the form attached as Exhibit A (the “Articles of Amendment”) and (ii) the issuance of the Conversion Stock (as defined in Section 3.3).

1.2          Sale and Issuance of Shares.  Subject to the terms and conditions of this Agreement, each of the Investors severally agrees to purchase, and the Company agrees to severally sell and issue to each Investor, the number of Shares set forth in the column designated “Number of Series A Shares” opposite such Investor’s name on Schedule I, at a cash purchase price of $0.2432 per share.  The Company’s agreement with each Investor is a separate agreement, and the sale of the Shares to each Investor is a separate sale.

SECTION 2

Closing Dates; Delivery

2.1          Closing.

(a)   The purchase, sale and issuance of the Shares shall take place at one or more closings (each of which is referred to in this Agreement as a “Closing”).  The initial Closing (the “Initial Closing”) shall take place on March 4, 2002 (the “Initial Closing Date”) at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 2795 E. Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121, at 10:00 a.m. local time, or at such other date, time and place as the Company and the Investors shall agree, and the subsequent Closing(s) shall take place on such date(s), times(s) and place(s) as shall be approved by the Company and the Investors participating in such subsequent Closing(s), provided that such date(s) shall be no later than 5 days following the date of the Initial Closing (each such closing date is referred to in this Agreement as a “Closing Date”).

(b)   The Company may sell and issue up to the balance of the authorized shares of Series A Preferred not sold at the Initial Closing to such additional investors in subsequent Closings in the Company’s sole discretion, and such additional investors shall, upon execution and delivery of the relevant signature pages, become “Investors” under the Investor Rights Agreement to be entered into by and among the Company, the Investors (as defined therein) and the Common Holders (as defined therein) in substantially the form attached as Exhibit B (the “Rights Agreement”) without having to obtain the signature, consent or permission of any of the previous Investors.  All such sales and issuances shall be made on the terms and conditions set forth in this Agreement.

(c)   Any Investors purchasing Series A Preferred at each subsequent Closing will execute counterpart signature pages to this Agreement, and such Investors will, upon delivery to the Company of such signature pages, become parties to, and be bound by, this Agreement.  Immediately after each subsequent Closing, Schedule I will be amended to list the Investors purchasing shares of Series A Preferred hereunder and the number of shares of Series A Preferred purchased by each Investor under this Agreement at each such subsequent Closing.  The Company will promptly furnish to each Investor copies of the amendments to Schedule I referred to in the preceding sentence.  The Investors in each subsequent Closing will also execute counterpart signature pages to and deliver, and become parties to and bound by, the Rights Agreement.

(d)   Any shares of Series A Preferred sold and issued at subsequent Closing(s) shall be deemed to be “Shares” for all purposes under this Agreement and any purchasers thereof shall be deemed to be “Investors” for all purposes under this Agreement.  The Company will deliver an updated Schedule of Exceptions (as such term is defined below) to each Investor that participates in a subsequent Closing, and will deliver a copy thereof to all other Investors for informational purposes; however, the Schedule of Exceptions the Company delivers at the Closing in which the Investor purchases Shares will govern the purchase of such Shares.

2.2          Delivery.  At each Closing, the Company will deliver to each Investor in such Closing a certificate registered in such Investor’s name representing the number of Shares that such Investor is purchasing in such Closing against payment of the purchase price therefor as set forth in the column designated “Purchase Price” opposite such Investor’s name on Schedule I, by (a) check payable to the Company or wire transfer in accordance with the Company’s instructions, (b) cancellation of indebtedness, or (c) any combination of the foregoing, as applicable.

SECTION 3

Representations and Warranties of the Company

Except as set forth on the Schedule of Exceptions attached as Schedule II (the “Schedule of Exceptions”) delivered to the Investors in connection with this Agreement, the Company represents and warrants to the Investors as of the date of this Agreement as follows:

3.1          Organization and Standing.  The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Utah and is in good standing under such laws.  The Company has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted.  The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company’s assets, business or financial condition or prospects (a “Material Adverse Effect”).

3.2          Minute Books.  The corporate minute books of the Company which are available to the Investors upon request contains minutes of all meetings of directors and shareholders (including all actions by written consent without a meeting by directors and shareholders) since the date of incorporation, and reflects all actions taken by the Company’s board of directors (and any committee thereof) and shareholders with respect to all transactions referred to in such minutes accurately in all material respects.

3.3          Corporate Power.  Upon the Initial Closing, the Company will have all requisite legal and corporate power and authority to execute and deliver this Agreement and the Rights Agreement, to sell and issue the Shares hereunder, to issue the shares of the common stock of the Company, without par value (the “Common Stock”), issuable upon conversion of the Shares (the “Conversion Stock” and together with the Shares, the “Securities”), and to carry out and perform its obligations under the terms of this Agreement and the Rights Agreement (together sometimes collectively referred to herein as the “Agreements”).

3.4          Subsidiaries.  The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.

3.5          Capitalization.

(a)   The authorized capital stock of the Company consists of 450,000,000 shares of Common Stock, of which 316,711,578 shares are issued and outstanding, and 50,000,000 shares of Preferred Stock, 30,838,816 of which are designated Series A Preferred and none of which are issued and outstanding prior to the Initial Closing.  The Common Stock shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Articles of Incorporation of the Company attached hereto as Exhibit C (the “Articles of Incorporation”).  The Series A Preferred shall have the rights, preferences, privileges and restrictions set forth in the Articles of Amendment.

(b)   The outstanding shares have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable.

(c)   The Company has reserved:

(i)    30,838,816 shares of Series A Preferred for issuance pursuant to this Agreement;

(ii)   30,838,816 shares of Common Stock (as may be adjusted in accordance with the provisions of the Articles of Amendment) for issuance upon conversion of the Series A Preferred;

(iii)  49,674,295 shares of Common Stock authorized for issuance to employees, consultants and directors pursuant to the Overstock.com, Inc., 1999 Stock Plan, under which options to purchase 40,135,612 shares are issued and outstanding as of the date of this Agreement;

(iv)  9,438,435 shares of Common Stock authorized for issuance to employees, consultants and directors pursuant to the Overstock.com, Inc., 2001 Stock Purchase Plan;

(v)   3,542,190 shares of Common Stock for issuance upon exercise of outstanding options assumed in connection with the acquisition of Gear.com; and

(vi)  31,801,634 shares of Common Stock for issuance upon exercise of outstanding warrants.

(d)   The Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement will be validly issued, fully paid and nonassessable.  The Conversion Stock has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the Articles of Incorporation, the Articles of Amendment and applicable law, will be validly issued, fully paid and nonassessable.  The Securities will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Investors; provided, however, that the Securities are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein and in the Agreements.  Except as set forth in the Agreements, the Securities are not subject to any preemptive rights, rights of first refusal or voting agreements.

(e)   Except for the conversion privileges of the Series A Preferred and the rights provided pursuant to the Rights Agreement and as contemplated above, there are no options, warrants or other rights (including, without limitation, conversion or preemptive rights and rights of first refusal) to the purchase any of the Company’s authorized and unissued capital stock, nor are there any proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

(f)    The offer and sale of all of the Company’s equity securities issued prior to the Closing Date complied with or were exempt from registration or qualification under applicable federal and state securities laws.

3.6          Authorization.  All corporate action on the part of the Company, its directors and its shareholders necessary for the authorization, execution and delivery of the Agreements by the Company, the authorization, sale, issuance and delivery of the Securities, and the performance of all of the Company’s obligations under the Agreements has been taken or will be taken prior to the Initial Closing.  The Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may further be limited by applicable laws and principles of public policy.

3.7          Financial Statements.  A copy of the Company’s unaudited balance sheet and statement of operations of the Company as of and for the period ended December 31, 2001 (the “Financial Statements”) are available to the Investors upon request.  The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP.  The Financial Statements are correct in all material respects and present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated.  The Company maintains and will continue to maintain a standard system of accounting consistently applied in accordance with GAAP.

3.8          Changes.  Since December 31, 2001, there has not been:

(a)   any material change in the assets, liabilities, financial condition or operating results of the Company from those reflected in the Financial Statements;

(b)   any damage, destruction or loss, whether or not covered by insurance, that could reasonably be expected to have a Material Adverse Effect;

(c)   any waiver by the Company of a valuable right or of a material debt owed to it;

(d)   any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that could not be reasonably expected to have a Material Adverse Effect;

(e)   any material change or amendment to a material agreement by which the Company or any of its assets or properties is bound or subject;

(f)    any loans made by the Company to its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(g)   any actual or threatened resignation or termination of any executive officers or key employees of the Company;

(h)   any material change in any compensation arrangement or agreement with any employee;

(i)    any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other material intangible assets;

(j)    any material mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

(k)   any declaration or payment of any dividend or other distribution by the Company;

(l)    receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m)  to its actual knowledge, any other event or condition of any character that is reasonably likely to have a Material Adverse Effect; or

(n)   any agreement or commitment by the Company to do any of the things described in this Section 3.8.

3.9          Material Obligations.  The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except (i) liabilities and obligations which have been incurred in the ordinary course of business which have not been, either individually or in the aggregate, material to the financial condition or operating results of the Company, (ii) liabilities and obligations set forth in the Financial Statements and (iii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.10        Material Contracts.  Section 3.10 of the Schedule of Exceptions sets forth all contracts, agreements and instruments to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000, (ii) with the exception of standard end-user license and support/maintenance agreements, the license of any patent, copyright, trade secret or other proprietary right to or from the Company or (iii) provisions that materially and adversely restrict or affect the development, manufacture or distribution of the Company’s products or services (the “Material Contracts”).  All of the Material Contracts are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and to general principles of equity.  The Company is not in material default under any of such Material Contracts, and, to the Company’s knowledge, the other party to each Material Contract is not in material default under such Material Contract.  The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Articles of Incorporation or Bylaws, that materially and adversely affects its business as now conducted or as presently proposed to be conducted, its properties or its financial condition.

3.11        Intellectual Property.

(a)   The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights (“Intellectual Property”) necessary to the business of the Company as presently conducted, without any conflict with or infringement of the rights of others.  Section 3.11 of the Schedule of Exceptions contains a complete list of (i) the Company’s registered patents, trademarks, copyrights and domain names and pending patent, trademark and copyright applications and (ii) with the exception of standard end-user license agreements, support/maintenance agreements and agreements entered in the ordinary course of the Company’s business, all outstanding options, licenses or agreements relating to the Company’s Intellectual Property or any options, licenses or agreements with respect to the Intellectual Property of any other person or entity by which the Company is bound or to which it is a party.  The Company has not received any written communication alleging that the Company has violated any of the Intellectual Property of any other person or entity.  The Company is not to its knowledge obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of or claimant to any Intellectual Property with respect to the use thereof in connection with the conduct of its business as presently conducted or as proposed to be conducted.  There are no agreements, understandings, instruments, contracts, judgments, orders or decrees to which the Company is a party or by which it is bound which involve indemnification by the Company with respect to infringements of Intellectual Property.

(b)   The Company is not aware that any of its employees is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of his or her efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted or as proposed to be conducted.  Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted or as proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.  It is not necessary, and will not become necessary, for the Company to use any inventions of any of its employees made prior to their employment by the Company.

(c)   Each employee of the Company has executed a confidential information and invention assignment agreement.  No such employee has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee’s confidential information and invention assignment agreement which works or inventions are necessary to the business of the Company as presently conducted.  Each consultant to the Company and each member of the Board of Directors of the Company has entered into an agreement containing appropriate confidentiality and invention assignment provisions.

3.12        Title to Properties and Assets; Liens.  The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than (i) for liens for current taxes not yet due and payable, (ii) for liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) for liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and (iv) possible minor liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business.  The Company is in compliance with all of its leases of tangible property and assets.

3.13        Compliance.

(a)   The Company is not in violation of any material term of its Articles of Incorporation or Bylaws, each as amended to date, or of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement or instrument to which it is party or by which it is bound or, to the Company’s knowledge, of any federal or state judgment, order, writ or decree to which it is a party or by which it is bound.  The execution, delivery and performance of and compliance with the Agreements, and the issuance of the Securities, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving notice, either a default under any such material provision, instrument, judgment, order, writ, decree, contract or agreement or an event that results in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval held by the Company, its business or operations or any of its assets or properties.

(b)   The Company is not in violation of any federal or state statute, rule or regulation applicable to the Company, except for any violation could not be reasonably expected to have a Material Adverse Effect.

3.14        Litigation.  There are no actions, suits, proceedings or investigations pending against the Company or its properties (nor is the Company aware of any threat thereof) before any court or governmental agency.  The foregoing includes, without limitation, any action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened involving the prior employment of any of the Company’s employees, any such employee’s use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreement with their former employers.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit proceeding or investigation by the Company currently pending or that the Company currently intends to initiate.

3.15        Governmental Consent.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated by this Agreement, except (i) filing of the Articles of Amendment with the Utah Department of Commerce, Division of Corporations and Commercial Code (the “Utah Division of Corporations”), and (ii) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Securities, under applicable U.S. federal and state securities laws.

3.16        Offering.  Subject to the accuracy of the Investors’ representations and warranties in Section 4, the offer, sale and issuance of the Securities constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) and from the registration or qualification requirements of applicable state securities laws.

3.17        Registration Rights.  Except as set forth in the Rights Agreement, the Company is not under any obligation and has not granted any rights which have not been terminated to register under the Securities Act any of its outstanding securities or any of its securities that may hereafter be issued.

3.18        Brokers or Finders.  The Company has not engaged any brokers, finders or agents, and the Investors have not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreements.

3.19        Tax Returns and Payments.  The Company has filed all tax returns required to be filed by it with appropriate federal, state and local governmental agencies.  These returns and reports are true and correct in all material respects.  All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company on or before the Initial Closing have been paid or will be paid prior to the time they become delinquent.  The Company has not been advised in writing (i) that any of its returns have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment with respect to its federal, state or local taxes.  The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

3.20        Employees.  The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of its employees, representatives or agents of the Company.  There is no strike or labor dispute currently ongoing or, to the Company’s knowledge, threatened between it and its employees.  To the Company’s knowledge, there are no union organization activities currently ongoing or threatened between it and its employees. None of the Company’s employees belongs to any union or collective bargaining unit.  To the Company’s knowledge, the Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment.  To the Company’s knowledge, no employee of the Company is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company, or with any other third party, because of the nature of the business presently conducted or presently proposed to be conducted by the Company.  Subject to general principles related to wrongful termination of employees, the employment of each employee of the Company is terminable at will.  The Company does not have a present intention to terminate the employment of any executive officer or key employee of the Company.  The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

3.21        Employee Benefit Plans.  The Company does not have any “employee benefit plan” as defined in the Employee Retirement Income Security Act of 1974, as amended.

3.22        Obligations to Related Parties.  No employee, officer, director or shareholder of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Company’s Board of Directors and stock purchase agreements approved by the Company’s Board of Directors).  To the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a material business relationship, or any firm or corporation that competes with the Company, except in connection with the ownership of stock in publicly-traded companies.  No employee, officer, director or shareholder, nor any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).

3.23        Insurance.  The Company has in full force and effect fire and casualty insurance policies and insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

3.24        Disclosure.  The Company has provided each Investor with all the information reasonably available to it that such Investor has requested for deciding whether to purchase the Shares.  Neither the Agreements nor any other documents or certificates delivered in connection herewith, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  The Company does not represent or warrant that it will achieve any financial projections provided to the Investors and represents only that such projections were prepared in good faith and are based on reasonable assumptions.

3.25        Environmental and Safety Laws.  To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and, to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

3.26        Section 83(b) Elections.  To the Company’s knowledge, all individuals who have purchased unvested shares of the Company’s Common Stock have timely filed elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.

3.27        Permits.  The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as presently conducted by it, the lack of which could result in a Material Adverse Effect, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently proposed to be conducted.  The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

SECTION 4

Representations and Warranties of the Investors

Each Investor severally represents and warrants to the Company with respect to the purchase of the Securities as follows:

4.1          No Registration.  Such Investor understands that the Securities have not been, nor will be, registered under the Securities Act or applicable state law by reason of a specific exemption from the registration provisions of the Securities Act and applicable state law, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein or otherwise made pursuant hereto.

4.2          Investment Intent.  Such Investor is acquiring the Securities for investment for such Investor’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, within the meaning of the Securities Act or applicable state law.

4.3          Investment Experience.  Such Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that such Investor is capable of evaluating the merits and risks of such Investor’s investment in the Company and has the capacity to protect such Investor’s own interests.

4.4          Speculative Nature of Investment.  Such Investor acknowledges that such Investor’s investment in the Company is highly speculative and entails a substantial degree of risk and that such Investor is in a position to lose the entire amount of such investment.

4.5          Access to Data.  Such Investor has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management.  Such Investor has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction.  Such Investor understands that such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description.

4.6          Accredited Investor.  Such Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission.  If such Investor is an entity, such Investor has not been organized for the purpose of purchasing the Shares or if such Investor has been organized for the purpose of purchasing the Shares, all of the equity owners of such Investor are accredited investors within the meaning of Rule 501.

4.7          Residency.  The residency of such Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on Schedule I.

4.8          Restriction on Resales.  Such Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act and applicable state laws or unless an exemption from such registration is available.  The Company has no present intention of registering the Shares.  Such Investor further understands that there is no assurance that any exemption from registration under the Securities Act and applicable state laws will be available or, if available, that such exemption will allow such Investor to dispose of or otherwise transfer any or all of the Securities under the circumstances, in the amounts or at the times such Investor might propose.  Investor understands and acknowledges the limitations on sale of the Shares imposed by Rule 144 under the Securities Act for sales made in reliance on such rule.

4.9          No Public Market.  Such Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

4.10        Authorization.

(a)   Such Investor has all requisite power and authority to execute and deliver the Agreements, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of the Agreements.  All action on the part of such Investor necessary for the authorization, execution, delivery and performance of the Agreements, and the performance of all of such Investor’s obligations under the Agreements, has been taken or will be taken prior to the Closing.

(b)   The Agreements, when executed and delivered by such Investor, will constitute valid and legally binding obligations of such Investor, enforceable in accordance with their terms except: (i) to the extent that the indemnification provisions contained in the Rights Agreement may be limited by applicable law and principles of public policy, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’

rights generally, and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c)   No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by such Investor in connection with the execution and delivery of the Agreements or the performance of such Investor’s obligations hereunder or thereunder.

4.11        Brokers or Finders.  Such Investor has not engaged any brokers, finders or agents, and neither the Company nor any other Investor has, nor will, incur, directly or indirectly, as a result of any action taken by such Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreements.

4.12        Legends.  Such Investor understands and agrees that the certificates evidencing the Securities, or any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the legends required by the other Agreements, including legends relating to restrictions on transfer under federal and state securities laws and legends required under applicable state securities laws.

SECTION 5

Covenants of the Company

5.1          Invention Assignment Agreements.  To the extent an employee of the Company has not executed the form of confidential information and invention assignment agreement in the form attached hereto as Schedule III, the Company shall use its best efforts to have such employee execute such confidential information and invention assignment agreement.

5.2          Authorized Number of Series A Preferred.  The Company hereby covenants that it shall not sell any shares of Series A Preferred other than as provided pursuant this Agreement.

SECTION 6

Conditions to Investors’ Obligations to Close

An Investor’s obligation to purchase the Shares at a Closing is subject to the fulfillment on or before such Closing of each of the following conditions, unless waived by the applicable Investor purchasing the Shares in such Closing:

6.1          Representations and Warranties.  The representations and warranties made by the Company in Section 3 (as modified by the disclosures on the Schedule of Exceptions) shall be true and correct in all material respects as of the Closing Date.

6.2          Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

6.3          Compliance with Securities Laws.  The Company shall be reasonably satisfied that the offer and sale of the Securities shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws.  The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities.

6.4          Articles of Amendment.  The Articles of Amendment shall have been duly authorized, executed and filed with and accepted by the Utah Division of Corporations.

6.5          Rights Agreement.  The Company, the Investors and the Common Holders (each as defined in the Rights Agreement) shall have executed and delivered the Rights Agreement.

6.6          Closing Deliverables.  The Company shall have delivered to counsel to the Investors the following:

(a)   a certificate executed by the President of the Company on behalf of the Company, in substantially the form attached as Exhibit D, certifying the satisfaction of the conditions to closing listed in Sections 6.1 and 6.2.

(b)   a certificate of the Secretary of State of Utah, dated within five (5) days prior to the Initial Closing Date, with respect to the good standing of the Company.

(c)   a certificate of the Company executed by the Company’s Secretary, in substantially the form attached as Exhibit E, attaching and certifying to the truth and correctness of (1) the Articles of Incorporation, (2) the Articles of Amendment, (3) the Bylaws and (4) the resolutions adopted by the Company’s board of directors in connection with the transactions contemplated by this Agreement.

6.7          Consents and Waivers.  The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreements.

6.8          Completion of Due Diligence.  The Investors shall have completed any and all due diligence of the Company in connection with their purchase of Shares to the Investors’ satisfaction.

6.9          Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by the Agreements at the Closing, and all documents and instruments incident thereto, shall be reasonably satisfactory  in form and substance to Investors’ counsel.

SECTION 7

Conditions to Company’s Obligation to Close

The Company’s obligation to sell and issue the Shares at a Closing is subject to the fulfillment on or before such Closing of the following conditions, unless waived by the Company:

7.1          Representations and Warranties.  The representations and warranties made by each Investor in Section 4 shall be true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date.

7.2          Covenants.  All covenants, agreements and conditions contained in the Agreements to be performed by each Investor on or prior to the Closing Date shall have been performed or complied with in all material respects as of the Closing Date.

7.3          Compliance with Securities Laws.  The Company shall be satisfied that the offer and sale of the Securities shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws.  The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities

7.4          Articles of Amendment.  The Articles of Amendment shall have been duly authorized, executed and filed with and accepted by the Utah Division of Corporations.

7.5          Rights Agreement.  The Company, the Investors and the Common Holders (each as defined in the Rights Agreement) shall have executed and delivered the Rights Agreement.

7.6          Consents and Waivers.  The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreements.

7.7          Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by the Agreements at the respective Closing, and all documents and instruments incident to such transactions, shall have been reasonably approved by counsel to the Company.

SECTION 8

Miscellaneous

8.1          Amendment.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investors holding a majority of the Common Stock issued or issuable upon conversion of the Shares issued pursuant to this Agreement (excluding any of such shares that have been sold to the public or pursuant to Rule 144); provided, however, that Investors purchasing shares in a Closing after the Initial Closing may become parties to this Agreement in accordance with Section 2.1 without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Investor; and provided, further, that if any amendment, waiver, discharge or termination operates in a manner that treats any Investor materially different from other Investors, the consent of such Investor shall also be required for such amendment, waiver, discharge or termination.  Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted or exchanged or for which such securities have been exercised) and each future holder of all such securities.  Each

Investor acknowledges that by the operation of this paragraph, the holders of a majority of the Common Stock issued or issuable upon conversion of the Shares issued pursuant to this Agreement (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of such Investor under this Agreement.

8.2          Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, facsimile or otherwise delivered by hand or by messenger addressed:

(a)   if to an Investor, at the Investor’s address or facsimile number as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(b)   if to any other holder of any Securities, at such address or facsimile number as shown in the Company’s records, or, until any such new holder furnishes an address or facsimile number to the Company, then to and at the address or facsimile number of the last holder of such Securities for which the Company has contact information in its records; or

(c)   if to the Company, one copy should be sent to its address or facsimile number set forth on the cover page of this Agreement and addressed to the attention of the President, or at such other address or facsimile number as the Company shall have furnished to the Investors, with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, Attention: Robert G. O’Connor, 2795 E. Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121, facsimile number 801.993.6499.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer.

8.3          Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Utah as applied to agreements entered into among Utah residents to be performed entirely within Utah, without regard to principles of conflicts of law.

8.4          Brokers or Finders.  The Company shall indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 3.18.

8.5          Expenses.  The parties will each bear their own expenses in connection with the transactions contemplated by this Agreement.

8.6          Survival.  The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

8.7          Successors and Assigns.  This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company.  Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void.  Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties.

8.8          Entire Agreement.  This Agreement, the other Agreements and the exhibits and schedules hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

8.9          Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

8.10        Severability.  Unless otherwise expressly provided herein, the rights of the Investors hereunder are several rights, not rights jointly held with any of the other Investors.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, and the parties agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly effects the parties’ intent in entering into this Agreement.

8.11        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

8.12        Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

8.13        Jurisdiction; Venue.  With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Salt Lake County in the State of Utah (or in the event of exclusive federal jurisdiction, the courts of the District of Utah).

8.14        Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

8.15        Further Assurances.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

8.16        Exculpation Among Investors.  Each Investor acknowledges that the Investor is not relying upon any other Investor, or any officer, director, shareholder, employee, agent, partner or controlling person of any such other Investor, in making its investment or decision to invest in the Company or in monitoring such investment.  Each Investor agrees that no other Investor, nor any officer, director, shareholder, employee, agent, partner or controlling person of any such other Investor, shall be liable for any action heretofore or thereafter taken or omitted to be taken by any of them relating to or in connection with the Company or the Securities.  Without limiting the foregoing, no Investor nor any of its any officers, directors, shareholders, employees, agents, partners or controlling persons or other holder of any Securities shall have any obligation, liability or responsibility whatsoever for the accuracy, completeness or fairness of any or all information about the Company or any subsidiary or their respective properties, business or financial and other affairs, acquired by such Investor or holder from the Company or any subsidiary or the respective officers, directors, employees, agents, representatives, counsel or auditors thereof, and in turn provided to another Investor or holder, nor shall any such Investor have any obligation or responsibility whatsoever to provide any such information to any other Investor or holder or to continue to provide any such information if any information is so provided.

(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

“COMPANY”

OVERSTOCK.COM, INC.
a Utah corporation

By:	/s/ Patrick M. Byrne

Name:	Patrick M. Byrne

Title:	President and Chief Executive Officer

(SIGNATURE PAGE TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT)

“INVESTORS”

Print Series A Purchaser’s Name

Signature of Investor (or authorized signatory if not an individual)

Name and title of authorized signatory, if Investor is not an individual